CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Long-term Polysilicon Supply Agreement

between

NorSun AS

and

SunPower Corporation

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1	Introduction

NorSun AS, a Norwegian company with its principal place of business at Bankplassen 1, 0151 OSLO Norway (“NorSun”), and SunPower Corporation, a Delaware company with its principal place of business at 3939 North First Street, San Jose, California 95134 (“SunPower”) hereby enter into this Long-Term Polysilicon Supply Agreement (the “Agreement”) effective as of January 10, 2008 (the “Effective Date”).

WHEREAS, NorSun, Chemical Development Company and Swicorp Joussour are in the process of establishing a Saudi Arabia limited liability company (“JVCo”) as a joint venture that will erect a manufacturing facility for polycrystalline silicon (“Polysilicon”) in Saudi Arabia with an expected annual production of ***MT (“Initial Plant Capacity”) from 2010 onwards;

WHEREAS, the NorSun has signed a Joint Venture Agreement (the “JVA”) whereby NorSun owns 50% of the shares in JVCo and NorSun is entitled and obligated to purchase up to *** of the Initial Plant Capacity for the period from 2010 through 2019 and SunPower wishes to purchase from NorSun a fraction of such polysilicon; and

WHEREAS, on the terms and conditions set forth herein, NorSun wishes to sell and SunPower wishes to purchase Polysilicon on a long term basis.

NOW, THEREFORE, the parties agree as follows:

2	Definitions

2.1
“Annual Quantity” shall mean annual quantities of Polysilicon to be sold by NorSun and purchased by SunPower in accordance with this Agreement, expressed as a fraction of the output from JVCo initial plant set forth in Exhibit B

2.2	“Commercial Operation Date” shall mean the date when JVCo has made its first commercial sale of polysilicon produced at its initial plant, meeting the technical specifications set forth in Exhibit A.

2.3	“Business Year” shall mean the period beginning on January 1st and ending on December 31st of the same year.

2.4	“Initial Plant” shall mean the first Polysilicon plant to be erected by JVCo in Jubail Industrial City with an expected production capacity of a total of *** metric tons (MT) per year.

2.5	“Initial Plant Output” shall mean the total quantity of Polysilicon produced at the Initial Plant during one Business Year.

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2.6
“Polysilicon” shall mean the polycrystalline silicon, meeting the technical specifications set forth in Exhibit A, manufactured by JVCO and sold to NorSun who in turn sells such polycrystalline silicon to SunPower hereunder.

3	Obligations to sell and purchase Polysilicon, forecasts and delivery schedule

3.1
For the period from the Commercial Operation Date through 31 December 2019, NorSun shall be obliged to sell and SunPower shall be obliged to purchase Polysilicon in the quantities (expressed as a fraction of the Initial Plant Output) and in accordance with the schedule set forth in Exhibit B.  The specifications for the Polysilicon are set forth in Exhibit A, as such specifications may be amended from time to time by mutual written agreement of the parties.  SunPower shall have the right to reject Polysilicon (in accordance with Sections 7.3 and 7.4 below) which does not meet such specification.  Any such rejected quantities shall not constitute “actually delivered” pursuant to Section 3.2 (ii) below.

3.2
This Agreement is a “take or pay agreement” such that NorSun is required to deliver and sell and SunPower is required to accept and pay for quantities of Polysilicon set forth in the third column of Exhibit B at the prices set forth in the second column of Exhibit B, subject only to i) the adjustments set forth in this Agreement and ii) with respect to SunPower’s obligation to accept and pay for the Polysilicon, that NorSun actually delivers such quantities at the agreed dates (“Delivery Dates”) set forth in Exhibit B; provided, however, in the event that JVCo fails to sell and deliver polysilicon to NorSun under the NorSun II Offtake Agreement (as defined in the JVA), NorSun shall be relieved from any delay or failure to fulfill its corresponding obligations hereunder except as provided in Section 3.4 below.

3.3
In the event that SunPower fails to order and take delivery of its contracted volume in a given Business Year, and such failure is not otherwise excused under this Agreement, NorSun shall invoice SunPower for the differential at full contract price and SunPower will pay the same within 30 days of invoice date.  SunPower specifically acknowledges and accepts that it will be liable for the full purchase price of volume differential between the quantity ordered and the contracted volume.

3.4
In the event that NorSun fails to deliver polysilicon contracted by SunPower in accordance with section 3.1 above and Exhibit B, and such failure is not triggered by (i) JVCo’s failure to deliver polysilicon to NorSun under the NorSun II Offtake agreement as set forth in section 3.2 above, (ii) a Force Majeure event or (iii) delay in the completion of the Initial Plant as set forth in section 10, SunPower has the right to purchase the relevant quantity of Polysilicon from any third party provider (“Third Party Polysilicon”) and to have NorSun reimburse SunPower for the reasonable price difference, if any, between the price set forth in Exhibit B and the price SunPower has paid the said third party provider.   Notwithstanding clause (i) above, if JVCo fails to deliver polysilicon to NorSun under the NorSun II Offtake Agreement, NorSun shall be obligated to, at the cost of SunPower, exercise its rights to recover monetary damages from JVCo in connection therewith and

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forward the amount of such recovery to SunPower up to the price difference described in the preceding sentence. SunPower shall use commercially reasonable efforts to mitigate its damages in procuring Polysilicon from any third party in such circumstances.

4	Price and quantity

4.1
The price and quantity of Polysilicon to be purchased by SunPower from NorSun are as set forth in the second and third column of Exhibit B. All prices are FCA NorSun, Jubail, Saudi Arabia (Incoterms 2000).  Subject only to the price adjustments set forth in Section 4.2, these prices are fixed for the term of this Agreement set forth in Section 9 below.

4.2
On January 1 of each year beginning January 1, 2015, NorSun shall adjust prices on the Polysilicon on an annual basis to reflect any change in the price of polysilicon under the NorSun II Off-take Agreement, Exhibit C.

5	Purchase Orders

5.1
SunPower shall issue to NorSun monthly purchase orders (hereinafter referred to as “Purchase Orders”). Except as otherwise expressly provided in this Agreement, SunPower shall in each Business Year issue Purchase Orders for a total of the Annual Quantity applicable to each Business Year.

5.2
The quantity of Polysilicon to be delivered in each calendar month shall be specified in the Purchase Orders.  SunPower shall issue the Purchase Orders on a monthly basis, no later than three (3) months before the actual delivery month starts. Together with each Purchase Order, SunPower shall also provide an estimate of the quantity of Polysilicon to be delivered during the two successive months after the actual delivery month, provided, however, that such estimate shall not be binding upon SunPower or NorSun. Under no circumstances shall the quantity of Polysilicon to be ordered each month be less than eight percent (8%) of the Annual Quantity for that Business Year.

5.3
SunPower shall ensure that the Purchase Orders, unless otherwise agreed in writing between the parties, are issued monthly and shall, at a minimum, contain the following information: (i) reference to this Agreement, (ii) identification of the Polysilicon by proper name, price, and quantities, (iii) delivery instruction and delivery place, (iv) delivery date and (v) issue date.  SunPower shall send Purchase Orders by ordinary registered mail or comparable means allowing tracking, and SunPower shall send a copy to SunPower on the issue date either by e-mail or telefax.

5.4
A Purchase Order shall be binding for NorSun only after it is received and its conditions have been confirmed by NorSun.  NorSun shall send confirmation of a Purchase Order by e-mail, or alternatively telefax, and registered letter. If NorSun fails to object to the Purchase Order within 15 days after SunPower’s issue date, then such Purchase Order shall be deemed accepted by NorSun. Notwithstanding the foregoing, NorSun shall not

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reject the quantity in a Purchase Order as long as such quantity is not more than 10% of the Annual Quantity.

5.5
In the event of a discrepancy between the terms and conditions of this Agreement and an individual Purchase Order, the terms and conditions of this Agreement shall prevail unless the parties in writing agree otherwise.

6	Payment.

6.1
Payment terms are net 30 days from the date of each undisputed invoice.  Finance charges of ***% per month (***% per annum) may be assessed on payment past due from the payment due date to the date payment is received.

6.2	If SunPower fails to pay invoices when due or finance charges when assessed, NorSun may delay future shipments.

7	Delivery; Warranty; Inspection.

7.1	Title and risk of loss with respect to all Polysilicon shall pass to SunPower at Jubail harbor, Saudi Arabia, in accordance with the FCA, (Incoterms 2000) rules.

7.2
If Polysilicon is not delivered within six (6) weeks following the requested delivery date, NorSun will pay SunPower liquidated damages  at a rate of *** percent (***%) of the gross purchase price applicable to such shipment per week thereafter, up to a maximum of *** percent (***%).The foregoing liquidated damages address late delivery shipments only and are independent of NorSun’s liability (if any), and SunPower’s corresponding ability to recover damages, for NorSun’s failure to deliver its commitments pursuant to this Agreement (including pursuant to Section 3.4).

7.3
NorSun warrants that the Polysilicon will be free from defects and conform to the specifications set forth in Exhibit A, provided that NorSun is notified of any defects or non-conformity within thirty (30) days after the relevant Polysilicon has arrived at the SunPower Delivery Point, however no later than three (3) months after delivery in accordance with Section 0, and that the defect or non-conformity is shown to be due to NorSun’s faulty design, workmanship, material or packaging. An inspection of the appearance of each Polysilicon delivery package shall be made by SunPower within 30 days after arrival of Polysilicon at the SunPower Delivery Point. In the event of any warranty claims, SunPower shall notify NorSun whereupon NorSun shall have the right to undertake its own inspection.  If NorSun has not received a written notification within the time limits set forth in this section 7.3, the Polysilicon shall be regarded as accepted. For the purpose of this section 7.3, the “SunPower Delivery Point” shall be identified no later than thirty days prior to the first scheduled delivery date, and SunPower may modify such location with at least 30 days prior written notice to NorSun.

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7.4
In the event that the Polysilicon does not meet the Exhibit A specifications, SunPower shall have the right to reject such defective Polysilicon and return them to NorSun. NorSun shall examine and judge the returned Polysilicon within thirty (30) days after receipt.  NorSun shall bear any and all costs and expenses incurred by SunPower related to the return of the defective Polysilicon and shall provide such remedies as set forth in Section 7.2 and (if applicable) Section 3.4.

8	Packaging and Shipping

8.1
NorSun shall bear all costs associated with packaging or storing the Polysilicon until delivery to SunPower pursuant to the delivery terms specified in Section 7.1. All Polysilicon shall be packaged, marked, and otherwise prepared in accordance with good commercial practices to reduce the risk of damage and to be packaged in the smallest commercially acceptable form in order to enable SunPower to obtain the lowest shipping rates possible (based on volume metric dimensions) and in accordance with all applicable federal, state and local packaging and transportation laws and regulations. An itemized packing list shall accompany each shipment.

8.2	NorSun shall establish reasonable control routines in order to ensure punctual delivery of the Polysilicon at the agreed time and without any defects or non-conformities.

8.3	A shipment notice shall be submitted from NorSun to SunPower by telefax or other means of communications, at the latest on the shipment date, including:

a) Purchase Order No.
b) Brief description of Polysilicon
c) Invoice amount
d) Number of packages
e) Gross weight (total) kilos
f) Packing list describing in detail the content of each package

8.4	A delivery certificate shall be issued by NorSun to SunPower for each shipment of Polysilicon.

9	Term

9.1
The term of this Agreement shall be from the Effective Date through December 31, 2019 (the “Term”). The Agreement may not be terminated prior to the scheduled expiration of the Term except as expressly set forth in Section 11 and 16.

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10	Completion of Initial Plant.

10.1
SunPower acknowledges that JVCo must erect and complete the Initial Plant in order to produce the Polysilicon to be supplied under this Agreement.  The estimated Commercial Operation Date for the Initial Plant is January 1, 2010 with an estimated annual production capacity of *** metric tons (MT).  The Parties estimate that the Initial Plant will achieve full commercial production of ***MT per year by 1 January 2011.  Except pursuant to section 3.4 above, NorSun shall have no liability to SunPower for any delay or failure to achieve the estimated production capacities by such dates, including shortfalls in delivery of Polysilicon resulting therefrom.

10.2
If the Commercial Operation Date of the Initial Plant is delayed for more than one year SunPower shall have the right, at its sole discretion, to extend the Term set forth in Section 9 commensurately with the period of delay.

11	Termination.

11.1
A party may, in its sole discretion, terminate this Agreement only upon the event of a material breach by the other party of its obligations under this Agreement, provided that (i) the non-breaching party submits a written notice of such breach to the breaching party, and (ii) the breaching party fails to cure such breach within sixty (60) days of receipt of the written notice of breach.  If the breaching Party rectifies any such breach within the said period, then the breach shall be deemed cured with respect to this section 11 and the non-breaching shall not be entitled to terminate this Agreement.

11.2	All outstanding payment obligations as well as Sections 7, 10 and 12 through 24 of this Agreement shall survive any termination of this Agreement.

12	Confidentiality.

12.1
Definition.  ”Confidential Information” means any information disclosed (whether prior to the Effective Date, on the Effective Date or after the Effective Date) by a Party (the “Disclosing Party”) to another Party (the “Receiving Party”), either directly or indirectly, in writing, orally or by drawings or observation of tangible objects such as documents, prototypes, samples, products and facilities, including, but not limited to, trade secrets, know-how and other intellectual property or information relating to the Disclosing Party’s business, operations, products, technology, together with any and all analyses, or other documents prepared by the Disclosing Party or any of its Representatives that contain or otherwise reflect any of the foregoing information.  “Representatives” of any Party means such Party’s directors, officers, employees, reinsurers, agents and advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors or lending institutions).

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12.2
Confidential Information and Exclusions.  Notwithstanding Section 12.1 above, Confidential Information shall exclude information that: (i) was independently developed by the Receiving Party without using any of the Disclosing Party’s Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

12.3
Confidentiality Obligation.  The Receiving Party shall treat as confidential all of the Disclosing Party’s Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement.  Without limiting the foregoing, the Receiving Party shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party’s Confidential Information, subject to Section 12.4 below.

12.4
Legal Disclosure.  Notwithstanding anything herein to the contrary, a Receiving Party has the right to disclose Confidential Information without the prior written consent of the Disclosing Party: (i) as required by any court or other Governmental Authority, or by any stock exchange the shares of any Party are listed on; (ii) as otherwise required by law, or (iii) as advisable or required in connection with any government or regulatory filings, including without limitation, filings with any regulating authorities covering the relevant financial markets.  If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure.

12.5
Remedies.  If a Receiving Party breaches any of its obligations under this Section 12, the Disclosing Party shall be entitled to seek equitable relief to protect its interest therein, including injunctive relief, as well as money damages.

13	Damages Limitation.

13.1	NEITHER PARTY SHALL BE LIABLE FOR ANY, SPECIAL, PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT.

14	Intellectual Property Indemnity.

14.1
NorSun shall indemnify, defend, save and hold harmless and pay any award of damages assessed against SunPower in any suit or cause of action alleging that the use of the Polysilicon infringes any patent or other intellectual property right of any third party.

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15	Taxes.

15.1	Any tax or other government charge now or in the future levied upon the production or sale of the Polysilicon in Saudi Arabia in accordance with this Agreement, shall be paid by NorSun.

16	Force Majeure.

16.1	Neither party shall be responsible for any delay in or failure to carry out his duties under the Agreement if such a delay or failure results from a reason of Force Majeure.

16.2
If the party will be delayed in completing its obligations by Force Majeure there shall be granted such an extension of time as may be reasonably required to allow such party to perform so long as the party is using reasonable efforts to resolve the circumstances constituting a Force Majeure.  If the delay in performance continues beyond 30 days, the parties shall meet monthly to discuss the event of Force Majeure and progress by the party claiming Force Majeure in its resolution of such circumstances and resumption of performance.

16.3
“Force Majeure” means any event or circumstance which wholly or partly prevents or delays the performance of any material obligation arising under this Agreement, but only if and to the extent (i) such event is not within the reasonable control, directly or indirectly, of the Party seeking to have its performance obligation(s) excused thereby, (ii) the Party seeking to have its performance obligation(s) excused thereby has taken all reasonable precautions and measures in order to prevent or avoid such event or mitigate the effect of such event on such Party’s ability to perform its obligations under this Agreement and which by the exercise of due diligence such Party could not reasonably have been expected to avoid and which by the exercise of due diligence it has been unable to overcome, and (iii) such event is not the direct or indirect result of the negligence or the failure of, or caused by, the Party seeking to have its performance obligations excused thereby.  The following events could be considered as Force Majeure: war, riot, disputes between national labor market organizations directly involving the party claiming Force Majeure, fire, earthquake, extreme and unusual weather, acts of God, or any other causes designated Force Majeure by a court of law or arbitrator appointed in accordance with Section 17.2 below.

16.4
Delay or failure of the performance of a party's sub-supplier, subcontractor or lender, or the failure to obtain financing, government permits or license, shall not create a reason of Force Majeure, unless such reason occurs as a result of one of the events listed in Section 16.3 above.

16.5	In the event of Force Majeure the party invoking a Force Majeure event shall notify the other party in writing thereof within seven (7) days from the incident in question. In such
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notice, the party shall inform, if possible, of the time when performance in accordance with this Agreement will be resumed.

17	Choice of Law.

17.1	The Agreement is made in, and shall be governed and controlled in all respects by the laws of the England.

17.2
Any conflicts arising under this Agreement shall be resolved by arbitration under the rules of the International Chamber of Commerce (ICC). The arbitration shall be conducted in English and shall take place in London, England.

18	Waiver.

18.1
Either party’s failure to exercise a right or remedy or such party’s acceptance of a partial or delinquent payment shall not operate as a waiver of any of such party’s rights or the other party’s obligations under the Agreement and shall not constitute a waiver of such party’s right to declare an immediate or a subsequent default.

19	Severability.

19.1
If one or more of the provisions of this Agreement shall be found, by a court with jurisdiction, to be illegal, invalid or unenforceable, it shall not affect the legality, validity or enforceability of any of the remaining provisions of this Agreement.  The parties agree to attempt to substitute for any illegal, invalid or unenforceable provision a legal, valid or enforceable provision that achieves to the greatest extent possible the economic objectives of the illegal, invalid or unenforceable provision.

20	Attorney Fees and Costs.

20.1
The parties shall bear their own expenses incurred in connection with the negotiation and execution of this Agreement.  In the event that a dispute leads to litigation or arbitration, the prevailing party shall be entitled to reasonable costs and fees incurred, including attorneys’ fees.

21	Dollars.

21.1	All references to monetary amounts shall be in U.S. Dollars.
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22	Agreement Preparation.

22.1
This Agreement shall be considered for all purposes as prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the manner in which this Agreement was negotiated, prepared, drafted or executed.

23	Assignment.

23.1	Neither party may assign its rights or obligations under this Agreement without the consent of the other party.

24	Audit Rights.

24.1
NorSun shall to the extent permissible under the NorSun II Offtake Agreement allow SunPower to exercise the same audits rights for JVCo books and records (including without limitation all quality assurance records) and its factories and plants, or such parts thereof that may be relevant for any Polysilicon quality control or technical specification compliance test, as NorSun have under the NorSun II Offtake Agreement. Such audit rights shall, if not otherwise agreed, be exercised upon SunPower’s request and sole expense either directly by SunPower or by NorSun on behalf of SunPower.

SUNPOWER CORPORATION: By: /s/ THOMAS WERNER Print Name: Thomas Werner Title: Chief Executive officer Date: Jan. 10, 2008	NORSUN AS By: /s/ JON HINDAR Print Name: Jon Hindar Title: CEO Date: 10 January, 2008

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EXHIBIT A

POLYSILICON SPECIFICATIONS

Exhibit to detail the poly specs:

PRODUCT CODE: ________________________

1.	Description

2.	Bulk & Surface Impurity Specifications

3.	Size Specification

4.	Certification

5.	Packaging and labelling

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EXHIBIT B

PRICES, PAYMENT, and DELIVERY VOLUME

Year	Price	Volume [expressed as a fraction of the Initial Plant Output]	Expected volumes MT (2) [assuming full production of *** MT per year]
2010	$***/kg	***	***
2011	$***/kg	***	***
2012	$***/kg	***	***
2013	$***/kg	***	***
2014	$***/kg	***	***
2015	$***/kg (1)	***	***
2016	$***/kg (1)	***	***
2017	$***/kg (1)	***	***
2018	$***/kg (1)	***	***
2019	$***/kg (1)	***	***
(1) Subject to price adjustments in accordance with section 4.2

(2) The metric tons volume set forth in column four of the table above is based on the assumption that the Initial Plant Output will be *** MT per year. This is however only a production target in the sense that if the Initial Output is more or less than *** MT, SunPower’s right to purchase and NorSun’s obligation to sell Polysilicon under this Agreement shall still be *** of all polysilicon produced at the Initial Plant during the relevant year.

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EXHIBIT C

NorSun Offtake II Agreement

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